Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended December 31, 2011

Sub-Item 77Q1(e):	Amendments to any new or amended Registrant
investment advisory contracts

Submission of the Investment Subadvisory Agreement between Quaker Funds, Inc. and ICC Capital Management, Inc., dated September 8, 2011, is incorporated by reference to Item (d)(4) Post-Effective Amendment No. 59 to the Registration Statement filed on Form 485BPOS on October 28, 2011.